Calculation of Filing Fee Tables
S-8
Grupo Aeromexico, S.A.B. de C.V.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares without nominal value	Other	9,955,890	$ 1.341	$ 13,350,848.49	0.0001381	$ 1,843.75
Total Offering Amounts:						$ 13,350,848.49		$ 1,843.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,843.75
Offering Note
[1]	Represents common shares with no nominal value (the "Shares"), which may be represented by American Depositary Shares, evidenced by American Depositary Receipts, each having ten Shares, as underlying securities ("ADS"). ADSs issuable upon deposit of Shares registered hereby were registered pursuant to a separation Registration Statement on Form F-6 (File No. 333-279573). Only ADSs trade on the New York Stock Exchange ("NYSE"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall also cover any additional Shares that may become issuable under the terms of the Compensation Plan of Aerovias de Mexico, S.A. (contained within Irrevocable Trust Administration Contract No. F/00031) by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding Shares. Proposed maximum offering price per unit estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant's ADSs (which each represent ten Shares) on the NYSE on March 13, 2026. The Registrant does not have any fee offsets to claim.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources